EXHIBIT 10.1



                                                     July 28, 1998




To:     The Audit Committee of the Board of Cendant Corporation

From: Walter Forbes


Gentlemen:
     I will remit to the Company any overcharge the Audit Committee determines exists with respect to my expense items as discussed at the Special Board Meeting on July 28, 1998.

                                    /s/ Walter A. Forbes